Exhibit 24

POWER OF ATTORNEY

               Know all men by these presents that each of the undersigned does hereby make, constitute and appoint David L. Payne and Jennifer J. Finger, or either of them, as the true and lawful attorney-in-fact of the undersigned, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to execute and deliver Registration Statements on Form S-8 to register shares of common stock to be issued pursuant to option grants under Section 2.6 of the Agreement and Plan of Reorganization dated as of August 25, 2004 with Westamerica Bank, Redwood Empire Bancorp and its subsidiary bank National Bank of the Redwoods, and any and all amendments thereto, including without limitation pre-effective and post-effective amendments thereto; such Forms S-8 and each such amendment to be in such form and to contain such terms and provisions as said attorney or substitute shall deem necessary or desirable; giving and granting unto said attorney, or to such person as in any case may be appointed pursuant to the power of substitution herein given, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or, in the opinion of said attorney or substitute, able to be done in such matter as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorney or such substitute shall lawfully do or cause to be done by virtue hereof.

               In witness whereof, each of the undersigned has duly executed this Power of Attorney.

/s/ Etta Allen Etta Allen	January 26, 2005

/s/ Louis E. Bartolini
February 3, 2005
Louis E. Bartolini

/s/ E. Joseph Bowler
February 4, 2005
E. Joseph Bowler

/s/ Arthur C. Latno, Jr.
February 3, 2005
Arthur C. Latno, Jr.

/s/ Patrick D. Lynch
February 5, 2005
Patrick D. Lynch

/s/ Catherine Cope MacMillan
February 3, 2005
Catherine Cope MacMillan

/s/ Ronald A. Nelson
February 3, 2005
Ronald A. Nelson

/s/ Carl R. Otto
February 3, 2005
Carl R. Otto

/s/ Edward B. Sylvester
February 4, 2005
Edward B. Sylvester

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